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                                                                    EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Kimberly-Clark Corporation of our report dated February 17, 1997 relating to the financial statements, which appears in Safeskin Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
January 5, 2000